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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 8-K


                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: February 8, 2000



                            MEDIZONE INTERNATIONAL, INC.
               (Exact name of registrant as specified in its charter)



                      Commission File Number: 2-93277-D

         Nevada                                        87-0412648
(State of Incorporation)                    (I.R.S. Employer Identification No.)


        144 Buena Vista, P.O. Box 742, Stinson Beach, California 94970
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (415) 868-0300




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ITEM 4.   Changes in Registrant's Certifying Accountant.

On February 7, 2000, the Company appointed Jones Jensen & Co. ("Jones Jensen") to replace Andersen & Andersen LLP ("Andersen") as independent auditors of the Company for the fiscal year ending December 31, 1998 and subsequent periods.

This change was required because Kevin R. Andersen, a principal in Andersen, accepted the position of Chief Financial Officer of the Company in June 1998.

The report of Andersen on the Company's consolidated financial statements for the years ended December 31, 1997 and 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that such report on the consolidated financial statements included an explanatory paragraph with respect to the Company being in the development stage and its having suffered recurring losses which raise substantial doubt about its ability to continue as a going concern.

The decision to engage Jones Jensen as the Company's independent auditors was approved by the Company's board of directors.

In connection with the audits for the years ended December 31, 1997 and 1996, and through June 30, 1998, the Company had no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Andersen would have caused it to make reference thereto in its report on the consolidated financial statements for 1997 and 1996.

During the years ended December 31, 1997 and 1996, and through June 30, 1998, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Andersen has provided to the Company a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this section of this report on Form 8-K and has no disagreement with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-K. A copy of such letter, dated as of June 11, 1998, is filed as an Exhibit to this report.

ITEM 7.           Financial Statements and Exhibits.

         (c)      Exhibits

                  16       Letter regarding change in certifying accountant





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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      MEDIZONE INTERNATIONAL, INC.
                                      (Registrant)

                                      By:/s/ Edwin G. Marshall
                                      Edwin G. Marshall, Chief Executive Officer

Date: February 8, 2000